APPENDIX A
TO
THE CUSTODIAN AGREEMENT
 BETWEEN
EXCHANGE TRADED CONCEPTS TRUST and
 BROWN BROTHERS HARRIMAN & CO.
Dated as of 4/6/2016

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 9/28/2009 "the Agreement":

YieldShares High Income ETF
WeatherStorm Forensic Accounting Long-Short ETF1
Janus Equal Risk Weighted Large Cap ETF2
Robo-StoxTM Global Robotics and Automation Index ETF
EMQQ Emerging Markets Internet & Ecommerce ETF
Hull Tactical US ETF
Eve/S&P Municipal Bond Puerto Rico ETF
Rex Gold Hedged S&P 500 ETF
Rex Gold Hedged FTSE Emerging Markets ETF
REX VolMAXX Long VIX Weekly Futures Strategy ETF
REX VolMAXX Inverse VIX Weekly Futures Strategy ETF
CrowdInvest Wisdom ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

EXCHANGE TRADED CONCEPTS TRUST:

BY:	/s/ J. Garrett Stevens
NAME:	J. Garrett Stevens
TITLE:	President
DATE:	April 7, 2016

1 Formerly Forensic Accounting ETF
2 Formerly VelocityShares Equal Risk Weighted Large Cap ETF